UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2006

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO		64106

(Address of principal executive offices)		(Zip Code)
(816) 234-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Commerce Bancshares, Inc., a Missouri corporation (“Commerce”), CBI-Kansas, Inc., a Kansas corporation (“CBI-Kansas”), and South Tulsa Financial Corporation, an Oklahoma corporation (“South Tulsa”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 4, 2006, whereby South Tulsa will be merged with and into CBI-Kansas, a wholly owned subsidiary of Commerce (the “Merger”). Commerce expects that simultaneously with the consummation of the Merger, Bank South, a wholly-owned subsidiary of South Tulsa, would be merged with and into Commerce Bank, N.A., a wholly-owned subsidiary of CBI-Kansas.
In the Merger, Commerce will issue shares of Commerce common stock for all outstanding shares of South Tulsa, which have been valued at $340.54 per share. The total consideration value is estimated to be approximately $26,250,000.
The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, contains various representation, warranties and covenants of Commerce and South Tulsa and certain conditions precedent to the Merger. Those conditions include (i) the approval of the Merger by the stockholders of South Tulsa, (ii) the receipt of all required regulatory approvals and (iii) the satisfaction or waiver of certain other customary closing conditions. Commerce has obtained the voting agreement of shareholders holding more than 50% of the outstanding shares to vote in favor of the Merger. The Merger is expected to be completed in the second quarter of 2007.
The foregoing description of the Merger and the Merger Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement should not be read alone, but should be read in conjunction with other information regarding Commerce and South Tulsa, including any proxy statement or prospectus that may be filed in connection with the Merger, as well as the Forms 10-K, 10-Q and other filings of Commerce with the Securities and Exchange Commission (the “SEC”).
Additional Information About This Transaction
Commerce intends to file with the SEC a Registration Statement on Form S-4, which will contain the prospectus of Commerce relating to the shares to be issued in the Merger and the proxy statement of South Tulsa relating to a Special Meeting of Stockholders, at which the Merger Agreement will be considered and voted upon by South Tulsa’s stockholders, as well as other relevant documents concerning the Merger. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors will also be able to obtain the Form S-4 Registration Statement, including the exhibits filed therewith, free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors may obtain documents filed with the SEC by Commerce free of charge by requesting them in writing from Commerce Bancshares, Inc., 1000 Walnut, 16th Floor, Kansas City, MO 64106: Attn: J. Daniel Stinnett, Esq.. .
Participants in This Transaction
South Tulsa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Merger. Information about such directors and executive officers and their ownership of South Tulsa common stock will be included in the proxy statement/prospectus described above. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) changes in economic conditions; 2) changes in the interest rate environment; 3) changes in foreign exchange rates; 4) adverse movements and volatility in debt and equity capital markets; 5) changes in market rates and prices; 6) political conditions and related actions by the United States military abroad which may adversely affect the company’s businesses and economic conditions as a whole; 7) liabilities resulting from litigation and regulatory investigations; 8) changes in domestic or foreign tax laws, rules and regulations as well as IRS or other governmental agencies’ interpretations thereof; 9) various monetary and fiscal policies and regulations; 10) increased competition; 11) ability to grow core businesses; 12) ability to develop and introduce new banking-related products , services and enhancements and gain market acceptance of such products; 13) mergers and acquisitions and their integration into the company; 14) decisions to downsize, sell or close units or otherwise change the business mix of the company; and 15) management’s ability to manage these and other risks. For further information, please read Commerce reports filed with the SEC and available at www.sec.gov.
Item 8.01 Other Events.
     In conjunction with the transaction discussed in Item 1.01 above, Commerce and South Tulsa issued a joint press release. The release is included as Exhibit 99.1(a) to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Note:	Schedules and Exhibits to the Merger Agreement have not been included. The Schedules and Exhibits to the Merger Agreement qualify certain of the representations, warranties and covenants and do not contain any information that requires disclosure pursuant to any securities laws or rules.

2.1	Agreement and Plan of Merger, dated as of December 4, 2006 among Commerce Bancshares, Inc., CBI-Kansas, Inc. and South Tulsa Financial Corporation

99.1(a)	Joint Press Release dated December 4, 2006 announcing execution of the Merger Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	\s\ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Chief Accounting Officer)

Date: December 6, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of December 4, 2006 among Commerce Bancshares, Inc., CBI-Kansas, Inc. and South Tulsa Financial Corporation

99.1(a)	Joint Press Release dated December 4, 2006 announcing execution of the Merger Agreement